                                                                    Exhibit 23.3


                                 Global Insight


September 27, 2004

VIA MAIL

J.P. Morgan Securities (Asia Pacific) Limited
28/F, Chater House
8 Connaught Road
Central, Hong Kong
Attn: Yuming Zhou


RE : NINETOWNS DIGITAL WORLD TRADE HOLDINGS LIMITED - REGISTRATION STATEMENT ON FORM F-1


Dear Sirs,

We hereby consent to the filing of this letter as an exhibit to the Registration Statement on Form F-1 of Ninetowns Digital World Trade Holdings Limited with the U.S. Securities and Exchange Commission, and to the use therein of our name and certain data/projections from our database(s).


Yours very truly,



Global Insight



By: /s/ Marc Michels [Seal]
    ---------------------------------

Marc Michels
Executive Vice President, International